UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) amends the Current Report on Form 8-K filed by Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) with the Securities and Exchange Commission (the “SEC”) on September 24, 2020 (the “Original 8-K”). In the Original 8-K we reported entering into a securities amendment agreement which involved, among other things, our issuance of Common Stock Purchase Warrants to purchase up to 1,840,000 shares of Emmaus common stock at an exercise price of $2.00 a share, but we inadvertently omitted to report information regarding the issuance of the warrants and certain prior issuances as called for in Item 3.02 of Form 8-K. This Amendment adds to the Original 8-K the information called for in Item 3.02 of Form 8-K. This Amendment reflects no other changes to the Original 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 of the Original Report is incorporated herein by reference. In addition to the Common Stock Purchase Warrants to purchase up to 1,840,000 shares of Emmaus common stock described therein (the “September 2020 Warrants”), on July 31, 2020 we issued to the same debenture holders substantially identical Common Stock Purchase Warrants to purchase up to 460,000 shares of our common stock an exercise price of $2.00 a share in connection with certain financial accommodations by the debenture holders. Also, on June 15. 2020 we issued to another debt holder of the company a warrant to purchase not less than 500,000 shares of our common stock or more than 1,250,000 shares of our common stock at a price of $2.05 a share in exchange for the debt holder’s agreement to extend the maturity date of the debt.

The shares of our common stock underlying the September 2020 Warrants, when added to the shares of our common stock underlying the previously issued warrants described above, amount to approximately 7.2% of the 48,987,189 shares of our common stock outstanding immediately prior to the first issuance of such warrants.

The September 2020 Warrants and the other warrants described above were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Regulation D thereunder. The issuances qualified for the exemptions because they did not involve any public solicitation and all the investors are “accredited investors” as defined in Rule 501 of Regulation D. In connection with the issuance of the warrants to our debenture holders, we agreed to grant to T.R. Winston & Company LLC, who served as the placement agent in connection with the original issuance of the debentures, or its assigns five-year warrants to purchase a total of up to 75,000 shares of our common stock at an exercise price of $2.10 a share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2020	EMMAUS LIFE SCIENCES, INC.

	By:	/s/ YASUSHI NAGASAKI
	Name:	Yasushi Nagasaki
	Title:	Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Allonge Amendment No. 1 to Second Amended and Restated 10% Senior Secured Convertible Debenture Due April 21, 2021 (included as Exhibit A to Exhibit 10.1).

4.2	Form of Common Stock Purchase Warrant (included as Exhibit B to Exhibit 10.1).

10.1	Securities Amendment Agreement dated as of September 22, 2020 among Emmaus Life Sciences, Inc., EMI Holding, Inc. and the Holders thereunder, including Exhibits.

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